The Doney Law Firm Securities & Corporate Law	Scott P. Doney, Esq. 3651 Lindell Rd Ste D121 Las Vegas, NV 89103 702.982.5686 scott@doneylawfirm.com

July 20, 2026

HNO International, Inc.

41558 Eastman Drive, Suite B

Murrieta, CA 92562

Re: Registration Statement on Form S-1 of HNO International, Inc.

Ladies and Gentlemen:

We have acted as counsel to HNO International, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering for resale by the selling stockholders named therein of up to an aggregate of 32,570,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), consisting of:

(i) up to 25,500,000 shares of Common Stock issuable to Lambda Ventures LLC (“Lambda”), including (a) up to 25,000,000 shares (the “Purchase Shares”) that may be issued to Lambda from time to time pursuant to the Equity Purchase Agreement, dated as of April 27, 2026 (the “Equity Purchase Agreement”), by and between the Company and Lambda, and (b) up to 500,000 shares (the “Initial Commitment Shares”) issuable to Lambda as the facility fee under the Equity Purchase Agreement; and

(ii) up to 7,070,000 shares of Common Stock (the “Note Shares” and “Warrant Shares”) issuable upon conversion of four unsecured convertible promissory notes with an aggregate principal amount of $327,500 issued pursuant to four separate Securities Purchase Agreements (two dated in April 2026 and two dated May 5, 2026) and upon exercise of the related common stock purchase warrants (collectively, the Purchase Shares, Initial Commitment Shares, Note Shares and Warrant Shares are referred to herein as the “Shares”)

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. In our capacity as corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

  the Registration Statement (including the prospectus contained therein);
  the Articles of Incorporation of the Company, as amended;
  the Bylaws of the Company, as amended;
  the Equity Purchase Agreement, dated as of April 27, 2026, by and between the Company and Lambda Ventures LLC;
  the Registration Rights Agreement, dated as of April 27, 2026, by and between the Company and Lambda Ventures LLC;
  the four Securities Purchase Agreements (two dated in April 2026 and two dated May 5, 2026), by and between the Company and the respective note purchasers (Jefferson Street Capital, LLC, Lambda Ventures LLC, and Monroe Capital, LP);
  the four Convertible Promissory Notes issued pursuant to the Securities Purchase Agreements (two dated in April 2026 and two dated May 5, 2026);
  the four Common Stock Purchase Warrants issued pursuant to the Securities Purchase Agreements (two dated in April 2026 and two dated May 5, 2026); and
  certain resolutions of the Board of Directors of the Company authorizing the transactions relating to the foregoing agreements, including the issuance of shares of Common Stock thereunder.
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In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party’s full compliance with, any representations and warranties contained therein. As to questions of fact material to this opinion, we have, to the extent we have deemed appropriate, relied upon certain representations of certain officers of the Company. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

With regard to our opinions regarding the Shares set forth herein, we express no opinion to the extent that, notwithstanding the current reservation of the Shares by the Company, future issuances of securities of the Company, including all or a portion of the Shares, or anti-dilution adjustments to outstanding securities of the Company, result in the number of Shares issuable pursuant to the Equity Purchase Agreement or the Note Purchase Agreements exceeding the number of shares of Common Stock that then remain authorized but unissued under the Articles of Incorporation of the Company. Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

  The Initial Commitment Shares issuable under the Equity Purchase Agreement have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the Equity Purchase Agreement, will be validly issued, fully paid and non-assessable.
  The Purchase Shares issuable in accordance with the Equity Purchase Agreement have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment therefor in accordance with the terms of the Equity Purchase Agreement, will be validly issued, fully paid and non-assessable.
  The Note Shares issuable upon conversion of the four Convertible Promissory Notes have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the Convertible Promissory Notes, will be validly issued, fully paid and non-assessable.
  The Warrant Shares issuable upon exercise of the four Common Stock Purchase Warrants have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the Common Stock Purchase Warrants, will be validly issued, fully paid and non-assessable.

Our opinion is limited to applicable statutory provisions of the Nevada Revised Statutes (the “NRS”) and the reported judicial decisions interpreting those laws, and federal laws of the United States of America to the extent referred to specifically herein. We are generally familiar with the NRS as currently in effect and the judicial decisions thereunder and have made such inquiries and review of matters of fact and law as we determined necessary to render the opinions contained herein. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion regarding the Securities Act, or any other federal or state laws or regulations.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.

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In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Sincerely,

The Doney Law Firm

_________________

Scott Doney, Esq.

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